UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

CHARYS HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-18292	54-2152284
(Commission File Number)	(IRS Employer Identification No.)

1117 Perimeter Center West, Suite N415 Atlanta, Georgia	30338
(principal executive offices)	(Zip Code)

(678) 443-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Castlerigg Master Investments, Ltd.  On November 5, 2007, Charys Holding Company, Inc. (the “Registrant”) was served with a complaint filed on November 2, 2007 by Castlerigg Master Investments, Ltd. in connection with a lawsuit styled Castlerigg Master Investments, Ltd. vs. Charys Holding Company, Inc., bearing civil action cause number 07 CIV 9742, in the United States District Court for the Southern District of New York.

The action is for an alleged breach of contract.  In May 2006, Castlerigg invested $2,820,000 in the Registrant in exchange for 300 shares of a new series of convertible preferred stock of the Registrant designated as Series D Cumulative Preferred Stock (the “Preferred Shares”) and a warrant to purchase 1,000,000 shares of the Registrant’s common stock.  After the close of the transaction, the Registrant allegedly failed to fulfill all of its contractual obligations.

In April 2007, Castlerigg agreed to exchange its Preferred Shares for a subordinated unsecured convertible note with a principal value of $5,012,426 (the “Note”) which provided that the Registrant would make certain installment payments to Castlerigg on May 15, 2007, July 1, 2007 and on every first of the month, thereafter, until May 1, 2008.

On September 1, 2007 and October 1, 2007, the Registrant allegedly failed to make the required installment payments and allegedly has not made any installment payments since.  The Registrant’s failures to make the payments allegedly qualified as an “Event of Default” under the Note.

Upon the expiration of 30 days after the occurrence of the first alleged Event of Default on September 1, 2007, Castlerigg was allegedly entitled to a warrant for additional shares of the Registrant’s common stock and to redeem the Note at a 120% premium.  Upon the occurrence of the second alleged Event of Default on October 1, 2007, Castlerigg was allegedly entitled to a second warrant for more shares of the Registrant’ common stock.

Allegedly, the Registrant has not issued either warrant and although Castlerigg allegedly sent the Registrant the required redemption notice.  The Registrant allegedly has also failed to redeem the Note.  Accordingly, the Registrant is allegedly in breach of contract.

The Note in favor of Castlerigg was issued by the Registrant in connection with that certain Securities Exchange Agreement dated as of April 30, 2007, by and among the Registrant and the investors listed on the Schedule of Investors attached thereto.  The Registrant filed a report on Form 8-K in connection with the Securities Exchange Agreement on May 24, 2007.  The total of all of the Notes issued by the Registrant under the Securities Exchange Agreement was in the original principal amount of $15,037,278, of which Castlerigg’s share was $5,012,426.  Pursuant to Section 4(a)(xi) of the Note, any Event of Default in one of the Notes is an Event of Default under all of the Notes as described the Securities Exchange Agreement.  Consequently, due to Castlerigg’s alleged claim of an Event of Default under its Note, there has allegedly been an Event of Default under the remaining Notes issued pursuant to the Securities Exchange Agreement.  As of the date of this report, one of the other investors in the Notes issued under the Securities Exchange Agreement has likewise filed suit against the Registrant as described below.  The other investors in the Notes have not notified the Registrant that they intend to file suit as well.

The time for the Registrant to file a response to the complaint filed by Castlerigg is due on November 25, 2007.  The Registrant intends to defend against any imposition of liability to Castlerigg in connection with the complaint.

Gottbetter Capital Master, Ltd. vs. Charys Holding Company, Inc.  On November 14, 2007, the Registrant was served with a complaint filed on November 13, 2007 by Gottbetter Capital Master, Ltd. in connection with a lawsuit styled Gottbetter Capital Master, Ltd. vs. Charys Holding Company, Inc., bearing Index No. 603750/07, in the Supreme Court of the State of New York, County of New York.

The action is for an alleged default in a Note similar to the one issued in the Castlerigg lawsuit discussed above, inasmuch as the Note issued to Gottbetter Capital Master, Ltd. was one of the Notes issued pursuant to the Securities Exchange Agreement dated as of April 30, 2007 discussed above.  The original principal amount of the Gottbetter Note is $8,354,043.  The allegations are that the Registrant has allegedly failed to make certain required payments of principal, interest, and late charges.

The Registrant’s alleged defaults under the Note gave rise to, among other things, Gottbetter Capital Master, Ltd.’s alleged right to demand redemption of the Note on or before October 30, 2007 in an amount totaling no less than $9,586,118.  Pursuant to the lawsuit, Gottbetter Capital Master, Ltd. seeks payment of the foregoing amount, as adjusted for contractual interest and late charges accruing post-October 30, 2007, its costs and expenses including reasonable attorneys fees (as provided for under the terms of the Note), statutory interest, and such other and further relief as the court deems just and proper.

The time for the Registrant to file a response to the complaint filed by Gottbetter Capital Master, Ltd. is due on December 4, 2007.  The Registrant intends to defend against any imposition of liability to Gottbetter Capital Master, Ltd. in connection with the complaint.

Item 8.01.	Other Events.

Failure to Pay Interest and Expenses Due with respect to 8.75% Senior Convertible Notes.  On February 14, 2007, the Registrant entered into a Unit Purchase Agreement, a copy of which was attached as Exhibit 10.1 to a Current Report filed on Form 8-K on February 28, 2007 (the “Unit Purchase Agreement”), with the initial purchaser thereunder (the “Initial Purchaser”), for the offering and sale of $175 million of securities in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Registrant also granted to the Initial Purchaser an option to purchase and sell an additional $26.25 million of the securities during the forty-five day period following February 14, 2007.

On February 16, 2007, the Registrant completed the $175 million private offering described above and executed an Indenture, a 8.75% Senior Convertible Note, a Warrant Agent Agreement and a Registration Rights Agreement, copies of which were attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively to a Current Report filed on Form 8-K on February 28, 2007.

The securities were sold to qualified institutional buyers in separable Units (the “Units”), each consisting of $1,000 principal amount of 8.75% Senior Convertible Notes due February 16, 2012 (the “Notes”), Warrants to purchase 333.333 shares of the Registrant’s common stock at $4 per share (the “$4 Warrants”) and Warrants to purchase 333.333 shares of the Registrant’s common stock at $5 per share (the “$5 Warrants” and, together with the $4 Warrants, the “Warrants”), in each case, subject to adjustment under certain circumstances.  The Warrants expire on February 16, 2012.  The Notes are initially convertible into 444.444 shares of the Registrant’s common stock per $1,000 principal amount (reflecting an initial conversion price of $2.25 per share), and are provisionally redeemable by the Registrant after two years if the Registrant’s common stock reaches certain specified stock prices and certain other conditions are met.  A cash reserve covering the first two quarters of interest due under the Notes was set aside out of the net proceeds of the private offering.

On March 6, 2007, the initial purchaser of such securities (the “Initial Purchaser”) exercised its option to purchase and sell an additional $26.25 million of such securities (the “Purchase Option”).  The Registrant completed this private offering of additional securities on March 8, 2007.

The additional securities were sold to qualified institutional buyers in separable Units (the “Additional Units”), each consisting of $1,000 principal amount of 8.75% Senior Convertible Notes due February 16, 2012 (the “Notes”), Warrants to purchase 333.333 shares of the Registrant’s common stock at $4 per share (the “$4 Warrants”) and Warrants to purchase 333.333 shares of the Registrant’s common stock at $5 per share (the “$5 Warrants” and, together with the $4 Warrants, the “Warrants”), in each case subject to adjustment under certain circumstances.  The Warrants expire on February 16, 2012.  The Notes are initially convertible into 444.444 shares of the Registrant’s common stock per $1,000 principal amount (reflecting an initial conversion price of $2.25 per share), and are provisionally redeemable by the Registrant after two years if the Registrant’s common stock reaches certain specified stock prices and certain other conditions are met.  A cash reserve covering the first two quarters of interest due under the Notes has been set aside out of the net proceeds of the private offering.

The Registrant reported the sale of the Additional Units on a Form 8-K filed on March 13, 2007.

On November 16, 2007, the Registrant failed to pay interest and expenses totaling $4,449,562.25 due on the 8.75% Notes.

The Registrant issued a press release with respect to the failure to pay interest and expenses due with respect to the 8.75% Senior Convertible Notes on November 16, 2007, a copy of which is attached as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit

99.1	Press release issued on November 16, 2007 with respect to the failure to pay interest and expenses due with respect to the 8.75% Senior Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007	CHARYS HOLDING REGISTRANT, INC.

	By	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr., Chief Executive Officer